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                                                                     EXHIBIT 5.1


                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-9998
                                   ----------
                            TELEPHONE (212) 758-9500
                            FACSIMILE (212) 758-9526
                                  TELEX 237328




                                    August 29, 1997


Safety Components International, Inc. and the
Guarantors listed on Annex A attached hereto
2160 North Central Road
Fort Lee, New Jersey 07024

Gentlemen:

           Safety Components International, Inc., a Delaware corporation (the "Company") and the Guarantors listed on Annex A attached hereto (the "Guarantors"), are transmitting for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the Company's offer to exchange (the "Exchange Offer") $90,000,000 aggregate principal amount of the Company's 10 1/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes") for a like principal amount of the Company's outstanding 10 1/8% Senior Subordinated Notes due 2007, Series A (the "Old Notes," together with the Exchange Notes, the "Notes"). The Old Notes have been, and the Exchange Notes will be, issued pursuant to the Indenture (the "Indenture") dated as of July 24, 1997 by and among the Company, the Guarantors and IBJ Schroder Bank & Trust Company as trustee. The Registration Statement also registers the guarantees of the Exchange Notes by the Guarantors (the "New Guarantees"). This opinion is an exhibit to the Registration Statement. Any capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Registration Statement.

            We have from time to time acted as special securities counsel to the Company and the Guarantors in connection with certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company and the Guarantors in connection with the Exchange Offer and the New Guarantees by the Company and the Guarantors, respectively, as contemplated by the Registration Statement.
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Safety Components International, Inc..
Guarantors listed on Annex A attached hereto
August 29, 1997
Page 2


We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company and the Guarantors' respective Certificates of Incorporation with all amendments thereto, By-Laws of the Company and each of the Guarantors as presently in effect, minutes and other instruments evidencing actions taken by their respective directors and stockholders, the Registration Statement and exhibits thereto, the Indenture, the Notes, the Purchase Agreement, the Registration Rights Agreement and such other documents and instruments relating to the Company, the Guarantors and the Exchange Offer as we have deemed necessary under the circumstances.

            We note that we are members of the Bar of the State of New York and insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation law as reported in the Prentice-Hall Corporation Law Service, provided, however, that our opinion as to the due incorporation, valid existence and good standing of the Company and each of the Guarantors in Delaware is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware for the Company and each of the respective Guarantors. Whether or not expressly stated in the opinion below, the conclusions set forth below are expressed with respect to the laws of the State of New York, the Delaware General Corporation Law (subject to the immediately preceding sentence) and the federal laws of the United States of America, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction upon the conclusions set forth below. We express no opinion as to the application of the securities or "blue sky" laws of any state, including the State of Delaware or New York, to the offer and/or sale of the Securities.

            We express no opinion with respect to the effectiveness or enforceability against third parties of the New Guarantees. In addition, our opinions in paragraphs 2 through 4, with respect to the legality, validity, binding nature and enforceability, as the case may be, of the Indenture is limited by, or subject to the following clauses (a) through (g):

            (a) The effect of applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws affecting the enforcement of creditors' rights and remedies generally;

            (b) General principles of equity and the discretion of the court before which any proceeding for enforceability may be brought, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at law or in equity);

            (c) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions providing for the indemnification of or
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Safety Components International, Inc..
Guarantors listed on Annex A attached hereto
August 29, 1997
Page 3


            contribution to, or prospective release of, a party with respect to a liability (x) where such indemnification or contribution is contrary to public policy or federal or state securities laws or (y) for its own negligent or wrongful acts;

            (d) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions that purport to establish (or may be construed to establish) evidentiary standards;

            (e) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law or statute, where such waivers are against public policy or prohibited by law;

            (f) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

            (g) The unenforceability of provisions providing for the payment of interest if the rate provided for therein would constitute usury under the laws of the State of New York.

            Based on the foregoing, it is our opinion that:

            1. The Company and each of the Guarantors has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

            2. The Indenture has been duly executed and delivered by the Company and each of the Guarantors and constitutes the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

            3. The Exchange Notes (substantially in the form filed as an exhibit to the Registration Statement) have been duly authorized by the Company and when executed in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in
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Safety Components International, Inc..
Guarantors listed on Annex A attached hereto
August 29, 1997
Page 4


accordance with the terms of the Exchange Offer, the Exchange Notes will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            4. The New Guarantees have been duly authorized by each of the respective Guarantors, and when executed by each of the respective Guarantors in accordance with the terms of the Indenture and delivered in exchange for the Old Notes and the Guarantees of the Old Notes in accordance with the terms of the Exchange Offer, the New Guarantees will constitute, the legal, valid and binding obligations of each of the respective Guarantors, enforceable against each of the respective Guarantors in accordance with their respective terms.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States or any foreign jurisdiction which relates to the offering which is the subject of this opinion, and to the references to this firm appearing under the heading "Legal Matters" in the Prospectus that is contained in the Registration Statement.

            This opinion is as of the date hereof, is limited to the law in effect as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual, in any matter set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                Very truly yours,


                  /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN,LLP
                  ---------------------------------------------
                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


SFH&G:RAG:JSH:MG
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                                                                         ANNEX A


LIST OF GUARANTORS

Galion, Inc.
Valentec Systems, Inc.
ASCI Holdings Germany (DE), Inc.
ASCI Holdings Mexico (DE), Inc.
ASCI Holdings UK (DE), Inc.
ASCI Holdings Czech (DE), Inc.
ASCI Holdings Asia (DE), Inc.
Automotive Safety Components International, Inc.
Valentec International Corporation
Safety Components Fabric Technologies, Inc.